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                          EXHIBIT 24-2

                    CERTIFICATE OF RESOLUTION

     Barbara J. LaVerdi, being the Assistant Secretary of
Frontier Corporation does hereby certify that the following resolutions were duly passed by the Board of Directors of Frontier Corporation, at a meeting held on November 18, 1996, at Rochester, New York and that the same are still in full force and effect.

          RESOLVED: That this Board of Directors hereby approves and authorizes the direct or indirect acquisition of 100% of the outstanding stock of RG Data Incorporated ("RGD"), subject to the conditions of the Letter of Intent dated as of November 5, 1996 (the "Letter of Intent"), between this Corporation and RGD, and the issuance to the sellers of fully registered shares of the $1.00 par value Common Stock of this Corporation equal in value to approximately Two Million Four Hundred Sixty Thousand Dollars ($2,460,000.00) (as may be adjusted in accordance with the Letter of Intent), together with such additional payments as described at this meeting, for a total consideration not to exceed approximately Three Million Five Hundred Thousand Dollars ($3,500,000.00), and this Board authorizes and directs and fully empowers the proper officers of this Corporation to do all things, including but not limited to granting them full authority to negotiate all relevant provisions of and to execute all agreements, applications, petitions and filings on behalf of this Corporation as they, in their sole discretion and with advice of counsel, shall deem to be necessary or advisable and proper in order to effect such acquisition; and it is

          FURTHER RESOLVED: That this Board hereby authorizes the preparation of a registration statement or registration statements on Form S-4 and/or Form S-3, or such other forms as shall then be deemed appropriate to be filed for registration, or exemption from registration, under the Securities Act of 1933, as amended, of this Corporation's $1.00 par value Common Stock ("Registration Statement(s)"), in an amount sufficient to acquire RGD and, when a majority of the members of this Board have executed the necessary signature pages to such Registration Statement(s), this Board hereby authorizes and directs Ronald L.
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Bittner, its President, Louis L. Massaro, its Chief Financial
Officer and Executive Vice President, and Josephine S. Trubek, its Corporate Secretary ("The Officers"), and each of them (with full power to each of them to act alone), to execute and to file with the Securities and Exchange Commission ("SEC"), such Registration Statement(s), or exemptions from registration, and any amendments or supplements, including post-effective amendments to such Registration Statement(s) as they, in their discretion, shall deem necessary, and to do all such other acts and things as they, in their discretion, shall deem necessary in connection with the registration, or exemption therefrom, including expending funds of this Corporation; and it is

          FURTHER RESOLVED: That each officer and director of this Corporation who may be required or permitted to execute such Registration Statement(s) or any amendment thereto is hereby authorized to execute a power of attorney appointing The Officers and each of them severally, his/her true and lawful attorneys or attorney to execute in his/her name, place and stead in any such capacity such Registration Statement(s) and any and all amendments and supplements thereto, and to file the same with the SEC, each of said attorneys to have power to act with or without the others and to have full power and authority to perform in the name and on behalf of each of the said officers and directors every act necessary or advisable to be done as fully as, and to do to the same extent that, each officer or director might or could do in person; and it is

          FURTHER RESOLVED: That this Board hereby authorizes and directs The Officers to prepare, execute and deliver, file and record all instruments, documents and other papers, and to do all such other acts and things as they, in their discretion may deem necessary to effect the intent of the foregoing resolutions, including, but not limited to, filing an application for listing the Common Stock to be registered with the New York Stock Exchange and filing all documents necessary to qualify the Common Stock to be registered for sale, or exempt it from registration, in each of the United States of America in which any such registration is required.

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     IN WITNESS WHEREOF, the undersigned hereby so certifies
under penalties of perjury, this 27th day of February, 1997.



                                   /s/Barbara J. LaVerdi
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                                   Barbara J. LaVerdi
                                   Assistant Secretary